SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
June 2, 2008
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12474 (Commission File Number)	74-6411424 (I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On June 3, 2008, Torch Energy Royalty Trust (“Trust”) provided a summary on future distributions to the Unitholders (if any) as a result of the ongoing winding up and termination of the Trust. A copy of the press release is being furnished with this report as Exhibit 99.1 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Such information shall not be incorporated by reference in any filing of the Trust, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such a filing.
As previously disclosed by the Trust in certain of its filings with the Securities and Exchange Commission (“SEC”), the Trust, Trust Royalty Company, Torch E&P Company and Constellation Energy Partners LLC (collectively the “Working Interest Owners”) are involved in an arbitration proceeding relating to the proper calculation of the quarterly Net Profits Interests payments owed to the Trust following the termination of the Trust, which occurred on January 29, 2008 following the affirmative vote of holders of more than 66-2/3% of the outstanding Units to terminate the Trust in accordance with the terms and provisions of the Trust Agreement of the Trust. The Working Interest Owners contend that the mechanisms contained in the terminated Oil and Gas Purchase Contract (including the sharing price and minimum price mechanisms) should continue to be utilized to calculate the quarterly Net Profits Interests payments. In certain documents filed in the arbitration proceeding, the Trustee, not in its individual capacity but solely as Trustee of the Trust, has stated that upon further legal analysis of the Oil and Gas Purchase Contract and the Conveyances, it has concluded that the sharing price mechanism of the Oil and Gas Purchase Contract (which determined the calculation of the Net Profits Interests prior to the termination of the Oil and Gas Purchase Contract) did not survive the termination of the Oil and Gas Purchase Contract or the termination of the Trust. On April 11, 2008, Trust Venture Company, LLC (“Trust Venture”), which owns the majority of Units in the Trust, submitted an unopposed request to intervene in the arbitration and is now a party to the arbitration. Trust Venture agrees with the Trustee, and has taken the position in the arbitration, that the sharing price mechanism of the Oil and Gas Purchase Contract did not survive the termination of the Oil and Gas Purchase Contract or the termination of the Trust. The hearing on the merits in the arbitration is scheduled to commence on June 16, 2008, with a decision expected to be rendered by the arbitral tribunal within 30 days of the parties’ submission of final briefs following the hearing. There can be no assurance as to the outcome or result of an arbitration or the effect that the arbitration or its outcome may have on the Trust or the Units, including the market value thereof.
The Trust has previously disclosed information concerning its inability to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (“Quarterly Report”) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (“Annual Report”), the termination of the Trust, the pending arbitration and other information regarding the Trust on its Forms 12b-25 filed with the SEC on May 16, 2008 and April 1, 2008, and in various other SEC filings. The Unitholders are urged to read the Trust’s SEC filings and the Trust Agreement carefully and in their entirety. The Trust can give no assurances of its inability to file the Quarterly Report and the Annual Report with the SEC and the continued listing of the Units on the New York Stock Exchange (NYSE) or any other national quotation system.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
     99.1 Torch Energy Royalty Trust Press Release dated June 3, 2008 (furnished not filed).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TORCH ENERGY ROYALTY TRUST
By: Wilmington Trust Company, not in its
individual capacity but solely as Trustee for
the Trust

Date: June 3, 2008	By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President

(The Trust has no employees, directors or executive
officers.)

Exhibit Index

Exhibit	Description

99.1	Torch Energy Royalty Trust Press Release dated June 3, 2008 (furnished not filed).